Exhibit 16.1

May 15, 2024

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 13, 2024, of Escalade, Incorporated and agree with the statements contained therein with respect to our firm.

We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ FORVIS, LLP

Tysons, VA